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                  ROBERT MOE & ASSOCIATES, P.S.
                   Certified Public Accountants

Robert E. Moe, CPA                      305 IBM Building
Craig R. Swanson, CPA                   W. 201 North River Drive
Byron C. Walters, CPA                   Spokane, WA 99201
Rhonda M. Willey                        TEL (509) 325-4900
Darlene K. McCollum                     FAX (509) 325-9345


                              September 18, 1996


Securities and Exchange Commission
Washington, D. C.   20459

                              RE: First American Scientific Corp.

We notified First American Securities Corp. on April 10, 1996 that they would need to change auditors and as part of our professional obligation we make the following statements.

1) We are not aware of any information or facts that would impair the integrity of management of First American
     Scientific Corp.

2)   We have no disagreement with management as to:

     a)  Accounting principles

     b) Auditing procedures

     c) Other similarly significant matters

3) The reason for the change of auditors is that our firm has had a reduction and reassignment of staff.

4) We are not aware of any reason why a new auditor should not accept the engagement.

If you have any questions, please let me know.

                              Sincerely,
                              ROBERT MOE & ASSOCIATES, P.S.

                              /s/ Robert E. Moe

REM:sb
cc: First American Scientific Corp.